UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
_____________________________________________
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) April 16, 2018
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APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)
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MARYLAND	1-13232	84-1259577
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation or organization)	File Number)	Identification No.)
4582 SOUTH ULSTER STREET
SUITE 1100, DENVER, CO 80237
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(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (303) 757-8101

NOT APPLICABLE
 (Former name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the exchange act. ☐

ITEM 8.01.    Other Events.

On April 16, 2018, Apartment Investment and Management Company ("Aimco") and Dranoff Properties, Inc. issued a joint press release and Aimco issued a press release announcing a transaction in which Aimco will acquire a portfolio of six Philadelphia Area apartment communities including 1,006 existing apartment homes, 110 apartment homes under construction and 185,000 square feet of office and retail space for $445 million. The acquisition will be initially funded through Aimco's assumption of $290 million of nonrecourse property debt, $90 million in Aimco Properties, L.P. partnership common units valued in the transaction at Aimco's estimated net asset value of $53 per share, and payment of $65 million in cash funded with bank borrowings pending the sale of lower-rated apartment communities.

Copies of the press releases are furnished as Exhibit 99.1 and 99.2 to this report and is incorporated herein by this reference.

ITEM 9.01.     Financial Statements and Exhibits.

(d)    The following exhibits are furnished with this report:

Exhibit Number	Description
99.1	Press Release, dated April 16, 2018, issued by Aimco and Dranoff Properties, Inc.
99.2	Press Release, dated April 16, 2018, issued by Aimco

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: April 16, 2018

APARTMENT INVESTMENT AND MANAGEMENT COMPANY

/s/ Paul Beldin
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Paul Beldin
Executive Vice President and Chief Financial Officer